UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 22, 2016

OncoCyte Corporation
(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Form 10 filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

The summary of the License Agreement contained in this Report is only a summary, does not purport to be a complete statement of all of the terms and provisions of the License Agreement, and is qualified in all respects by the full text of the License Agreements which will be filed as an exhibit to OncoCyte’s Annual Report on Form 10-K.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2016, we entered into a License Agreement with The Wistar Institute of Anatomy and Biology (“Wistar”).

Licenses Granted

Under the License Agreement, we have obtained an exclusive, worldwide license under certain patents, and under certain know-how and data (“Technical Information”) belonging to Wistar, for use in the field of molecular diagnostics for lung cancer, including, but not limited to confirmatory, companion and recurrence diagnostics for any type of lung cancer with detection through whole blood, fractionated blood, plasma, serum and/or other biological samples (the “Licensed Field”).

We have the right to grant sublicenses of the licensed patents and Technical Information.  The sublicensee will be subject to Wistar’s approval, which will not be unreasonably withheld, if we are not selling a “Licensed Product.”  As used in the License Agreement, a Licensed Product means any product that cannot be made, used, or sold, or any service, process or method that cannot be performed or provided, without infringing at least one pending or issued valid claim under the licensed patents in a particular country, or that incorporates or is made, identified, developed, optimized, characterized, selected, derived or determined to have utility, in whole or in part, by the use or modification of any licensed patent or any technology or invention covered thereby, any licensed Technical Information, or any other Licensed Product.

Royalties, License Fees and Other Payment Obligations

We have paid Wistar an initial license fee and will pay Wistar royalties on net sales, as defined in the License Agreement, of Licensed Products.  The royalty rates will range from 3% to 5% depending upon the amount of our cumulative net sales of Licensed Products.  If we are required to pay royalties to a third party in order to manufacture or sell a Licensed Product in a particular country, the amount of royalties that we must pay Wistar on net sales of the Licensed Product will be reduced by the amount of royalties that we must pay to the third party, but subject to a maximum reduction of 50%. Our obligation to pay royalties to Wistar will terminate on a Licensed Product by-Licensed Product and country-by-country basis until the later of (i) the date a valid claim of a licensed patent covering the Licensed Product no longer exists, or (ii) the tenth (10th) anniversary of the first commercial sale of the Licensed Product in each country.

We will pay Wistar a minimum annual royalty during each subsequent year, which in each case will be credited against total royalties due on net sales of Licensed Products during the year in which the minimum royalty is paid.

We will also be obligated to pay Wistar an annual license maintenance fee each year unless we initiate sales of at least one Licensed Product by January 1, 2018.

In addition to royalties on net sales, if we grant any sublicense to the licensed patents or Technical Information, we will pay Wistar a portion of any non-royalty sublicensing income that we may receive from the sublicensee. Non-royalty sublicensing income will include any consideration we receive from a sublicensee for granting the sublicense, but excluding royalties on net sales of Licensed Products, the fair market value of any equity or debt securities we may sell to a sublicensee, and any payments we may receive from a sublicensee for research of a Licensed Product that we may conduct.

We also will pay Wistar (a) milestone payments upon the occurrence of certain milestone events in the development and commercialization of a Licensed Product, and (b) all past or ongoing costs incurred or to be incurred by Wistar, including government fees and attorneys’ fees, in the course of prosecuting the licensed patents.

Other Obligations

We have agreed to use commercially reasonable diligent efforts, directly or through sublicensees, to develop and commercialize Licensed Products.  We will provide Wistar with written plans for the development and commercialization of Licensed Products and Wistar has the right to raise reasonable objections to our plans.  We will also provide Wistar with annual reports on our progress in developing, evaluating, testing, and commercializing Licensed Products.  We have agreed that we or a sublicensee will commence commercial sale of a Licensed Product by a specified date.  If sales of a Licensed Product do not commence by the specified date, we may purchase up to three one-year extensions of the deadline by paying Wistar a designated fee for the applicable extension.

We have agreed to indemnify Wistar and its trustees, managers, officers, agents, employees, faculty, affiliated investigators, personnel and staff (the “Indemnified Parties”), from and against any and all liability, loss, damage, action, claim or expense (including attorney’s fees) suffered or incurred by the Indemnified Parties due to claims which result from or arise out of (a) the License Agreement and the license granted to us, and any sublicense granted pursuant to the License Agreement, (b) the development, use, manufacture, promotion, sale or other disposition of the licensed patents, licensed Technical Information or any Licensed Products, (c) the breach of any our representations, warranties, or covenants in the License Agreement, or a breach of a sublicense by a sublicensee, or (d) the successful enforcement by an Indemnified Party of its indemnification rights under the License Agreement.  This indemnification obligation shall apply to liabilities resulting from: (i) any product liability or other claim of any kind related to the use of a Licensed Product; (ii) any claim that the licensed patents or the design, composition, manufacture, use, sale or other disposition of any Licensed Product infringes or violates any patent, copyright, trademark or other intellectual property rights of any third party; or (iii) clinical trials or studies conducted by or on behalf of us or any sublicensee relating to the Licensed Products.  Notwithstanding the foregoing, we will not be obligated to indemnify and hold harmless the Indemnified Parties from and against any liabilities that result from or arise out of an Indemnified Party’s gross negligence or willful misconduct.

Termination of the License Agreement

Wistar has the right to terminate the License Agreement, subject to certain notice and cure periods and force majeure delays in certain cases, if any of the following occur:  (a) we fail to pay any amount payable to Wistar; (b) we materially breach any covenant or agreement or any continuing representation or warranty contained in the License Agreement; (c) we become subject to certain bankruptcy or insolvency events, (d) we dissolve or cease operations, (e) we or any of our affiliates or sublicensees or affiliates of any our sublicensees challenges the validity, patentability, scope, construction, enforceability, non-infringement, or Wistar’s ownership of any issued patent comprising the licensed patents, or assists any third party in any such challenge; or (f) we fail to fulfill our product development and commercialization diligence obligations and related performance milestones.

We have the right to terminate the License Agreement, subject to a notice and cure period, if Wistar materially breaches the License Agreement.  At any time after the second anniversary date of the License Agreement we may terminate the License Agreement, with or without cause, upon the passage of a specified period of time after giving Wistar written notice of termination.

Wistar’s Retained Rights to Certain Proposed Products

Wistar has reserved the right to (i) make, use, practice and further develop the licensed patents and Technical Information for educational, research, and other internal purposes; (ii) grant to any academic, government, research or non-profit institution or organization the right to make, use and practice the licensed patents or Technical Information for non-commercial research and educational purposes; and (iii) grant licenses under the Licensed Patents or Technical Information to any party for any field, product, service or territory other than the Licensed Products in the Licensed Field.

In addition, if Wistar determines to develop or have developed an actual or potential Licensed Product that is for an application, product, sub-field or indication in the Licensed Field, but for which Wistar reasonably believes a Licensed Product is not being actively developed or commercialized by us or by our affiliates or sublicensees, Wistar may give us notice of the proposed product.  If we timely inform Wistar of our election to develop the proposed product, and if we successfully negotiate a development plan and milestones for the proposed product, we will be entitled to develop the proposed product as a Licensed Product under the License Agreement.  If we do not elect to develop the proposed product or do not reach agreement with Wistar for a development plan and milestones for the proposed product, Wistar may exclude the proposed product from our license under the License Agreement and may develop the proposed product itself or grant licenses to third parties under the licensed patents and Technical Information for the development and commercialization of the proposed product.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release, dated January 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: January 27, 2016	By:	s/William Annett
William Annett
Chief Executive Officer